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                                                                   EXHIBIT 10.58


                              QUALCOMM INCORPORATED
                 1998 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                            NONSTATUTORY STOCK OPTION


_______________________, Optionee:

      On _____________, an option to purchase shares of common stock ("Common Stock") was automatically granted to you (the "Optionee") pursuant to the QUALCOMM Incorporated (the "Company") 1998 Non-Employee Directors' Stock Option Plan (the "Plan"). This option is not intended to qualify and will not be treated as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Capitalized terms not explicitly defined in this agreement shall have the meaning assigned to such terms in the Plan.

      The details of your option are as follows:

      1. The total number of shares of Common Stock subject to this option is
_____________________.

      2. The exercise price of this option is ______________ per share, such amount being equal to the Fair Market Value of the Common Stock on the date of grant of this option.

      3. Subject to the limitations contained herein, this option shall become exercisable (i.e., vest) in sixty (60) equal, consecutive monthly installments with the first installment becoming exercisable one month after the date of the grant. Notwithstanding the foregoing, this option shall not become fully exercisable with respect to shares represented by the installment vesting on a given vesting date unless you have remained in Continuous Service throughout the period from the date of grant to such vesting date.

      4. (a) This option may be exercised, to the extent specified above, by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

         (b) This option may only be exercised for whole shares.

         (c) You may elect to pay the exercise price under one of the following alternatives:

             (i) In cash (or check) at the time of exercise;

             (ii) Payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company either prior to the issuance of shares of the Common Stock or pursuant to the terms of irrevocable instructions issued by you prior to the issuance of shares of the Common Stock; or


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                  (iii) Payment by a combination of the methods of payment
specified in subparagraphs (i) and (ii) above.

            (d) By exercising this option you agree that the Company may require you to enter an arrangement providing for the cash payment by you to the Company of any tax withholding obligation of the Company arising by reason of the exercise of this option.

      5. The term of this option is ten (10) years measured from the date of grant, subject, however, to earlier termination upon your termination of service, as set forth in Sections 6(f), (g), (h) and (i) of the Plan.

      6. This option is not transferable in any manner (including without limitation, sale, alienation, anticipation, pledge, encumbrance, or assignment) other than, (i) by will or by the laws of descent and distribution, (ii) by written designation of a beneficiary, in a form acceptable to the Company, with such designation taking effect upon your death, (iii) pursuant to a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, or the rules thereunder, or (iv) by delivering written notice to the Company, in a form acceptable to the Company (including such representations, warranties and indemnifications as the Company shall require you to make to protect the Company's interests and ensure that this option has been transferred under the circumstances approved by the Company), by gift to your spouse, former spouse, children, stepchildren, grandchildren, parent, stepparent, grandparent, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, persons having one of the foregoing types of relationship to you due to adoption, any person sharing your household (other than a tenant or employee), a foundation in which these persons or you control the management of assets, and any other entity in which these persons (or you) own more than fifty percent of the voting interests. A transfer to an entity in which more than fifty percent of the voting interests are owned by these persons (or you) in exchange for an interest in that entity is specifically included as a permissible type of transfer. In addition, a transfer to a trust created solely for the benefit (i.e., you and/or any or all of the foregoing persons hold more than 50 percent of the beneficial interest in the trust) of you and/or any or all of the foregoing persons is also a permissible transferee. During your life this option is exercisable only by you or a transferee satisfying the above conditions. Except in the event of your death, upon transfer of your options to any or all of the foregoing persons, you, as the Optionee, are liable for any and all taxes due upon exercise of those transferred options. At no time will a transferee who is considered an affiliate under Rule 144(a)(1) be able to sell any or all such shares without complying with Rule 144. The right of a transferee to exercise the transferred portion of this option shall terminate in accordance with your right of exercise under this option and is further subject to such representations, warranties and indemnifications from the transferee that the Company requires the transferee to make to protect the Company's interests and ensure that this option has been transferred under the circumstances approved by the Company. Once a portion of this option is transferred, no further transfer may be made of that portion of this option, unless the Company consents in writing to the transfer.

      7. Any notices provided for in this option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed


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to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

      8. This option is subject to all the provisions of the Plan, a copy of which is attached hereto and its provisions are hereby made a part of this option, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this option and those of the Plan, the provisions of the Plan shall control.

                                          Very truly yours,
                                          QUALCOMM Incorporated



                                          By:
                                             ---------------------------

                                             ___________________________
                                             Duly authorized on behalf
                                             of the Board of Directors

ATTACHMENTS:      1998 Non-Employee Directors' Stock Option Plan


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